Exhibit 99.1

OUTDOOR ADVERTISING

Condensed Combined Balance Sheets

June 30, 2014 and December 31, 2013

(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$5,033,978	$5,520,671
Restricted cash	68,781	197,754
Accounts receivable, net of an allowance for doubtful accounts of $764,417 and $516,914	46,366,384	49,241,450
Prepaid expenses and other current assets	3,918,086	5,224,122

Total current assets	55,387,229	60,183,997
Property, plant and equipment, net	34,437,129	33,317,335
Intangibles, net	51,684,707	56,704,703
Goodwill	2,530,989	2,530,989
Investments in investee companies	548,898	730,365
Deferred financing costs, net	3,838,495	4,328,574
Due from affiliate	2,052,846	2,052,846
Deferred tax assets	2,324,575	2,349,359
Security deposits and other assets	6,122,160	5,706,453

Total assets	$158,927,028	$167,904,621

Liabilities and (Deficit)
Current liabilities
Accounts payable	$7,889,504	$8,557,649
Accrued expenses	19,492,009	21,471,231
Deferred revenue	3,915,573	2,863,999
Short-term debt and notes payable	4,819,591	5,110,140

Total current liabilities	36,116,677	38,003,019
Long-term debt	216,262,962	220,237,269
Other long-term debt	1,112,879	1,568,991
Other long-term liabilities	5,401,543	3,330,002
Deferred rent	10,726,846	10,023,232

Total liabilities	269,620,907	273,162,513

(Deficit)
Invested equity	(110,693,879)	(105,257,892)

Total (deficit)	(110,693,879)	(105,257,892)

Total liabilities and (deficit)	$158,927,028	$167,904,621

The accompanying notes are an integral part of these condensed combined financial statements.

OUTDOOR ADVERTISING

Condensed Combined Statements of Operations

Six Months Ended June 30, 2014 and 2013

(Unaudited)

	Six Months Ended June 30,
	2014	2013
Revenues
Net revenues	$98,525,465	$100,333,358
Expenses
Operating	68,463,870	67,185,342
Selling, general and administrative	20,567,776	20,383,015
Depreciation and amortization	9,373,446	8,762,081

Total expenses	98,405,092	96,330,438

Income from operations	120,373	4,002,920
Other income (expense)
Interest expense, net	(8,549,156)	(9,723,967)
Equity in income of investee companies, net	399,185	760,417
Other income, net	68,018	90,889

Loss before income taxes	(7,961,580)	(4,869,741)
Income tax (expense) benefit	(24,784)	196,903

Net loss	$(7,986,364)	$(4,672,838)

The accompanying notes are an integral part of these condensed combined financial statements.

OUTDOOR ADVERTISING

Condensed Combined Statement of (Deficit)

Six Months Ended June 30, 2014

(Unaudited)

Balance at December 31, 2013	$(105,257,892)
Net loss	(7,986,364)
Distribution to Holdings	(1,536,190)
Net change in invested equity	4,086,567

Balance at June 30, 2014	$(110,693,879)

The accompanying notes are an integral part of these condensed combined financial statements.

OUTDOOR ADVERTISING

Condensed Combined Statements of Cash Flows

Six Months Ended June 30, 2014 and 2013

(Unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities
Net loss	$(7,986,364)	$(4,672,838)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	9,373,446	8,762,081
Loss on abandonment of assets	24,960	—
Amortization and write off of deferred financing costs	793,271	777,993
Provision for doubtful accounts	95,557	493,830
Change in value of equity-based compensation	2,124,393	465,369
Equity in income of investee companies, net	(399,185)	(760,417)
Distributions received from investee companies	545,462	1,029,227
Loss on sales of property	35,293	—
Change in fair value of interest rate swap	216,845	(733,454)
Change in deferred income taxes	24,784	(196,903)
Changes in operating assets and liabilities
Decrease in accounts receivable	2,552,282	8,271,078
Decrease in prepaid expense and other current assets	1,323,953	1,979,628
Increase in security deposits and other assets	(365,706)	(1,662,972)
(Decrease) increase in accounts payable	(668,146)	1,097,220
Decrease in accrued expenses	(1,978,265)	(2,480,487)
Increase in deferred revenue	1,051,574	1,897,022
Increase (decrease) in deferred rent	703,614	(348,411)
(Decrease) increase in other long-term liabilities	(833,366)	23,519

Net cash provided by operating activities	6,634,402	13,941,485

Cash flows from investing activities
Acquisition of public pay telephone assets	—	(2,100,000)
Purchases of advertising property and rights	(20,000)	—
Additions to property, plant and equipment	(5,866,785)	(3,647,726)
Proceeds from disposal of property, plant and equipment	40,000	—
Change in restricted cash	128,973	678,583
Return of investments from investee companies	263,777	—
Investment in investee companies	(228,588)	(194,195)

Net cash used in investing activities	(5,682,623)	(5,263,338)

Cash flows from financing activities
Repayment of debt	(15,024,161)	(2,651,594)
Proceeds from credit facilities and other borrowings	10,000,000	—
Distribution to Holdings	(1,536,190)	(1,632,545)
Net change in invested equity	5,121,879	598,184

Net cash used in financing activities	(1,438,472)	(3,685,955)

Net (decrease) increase in cash and cash equivalents	(486,693)	4,992,192
Cash and cash equivalents
Beginning of period	5,520,671	6,940,151

End of period	$5,033,978	$11,932,343

Supplemental data
Cash paid during the year for interest	$7,326,625	$10,647,942
Noncash investing activities
Contingent obligation from acquisition	$—	$529,130

The accompanying notes are an integral part of these condensed combined financial statements

OUTDOOR ADVERTISING

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

1) DESCRIPTION OF BUSINESS

The Outdoor Advertising business (“Outdoor Advertising” or “the Business”) represents the outdoor media and advertising business of Van Wagner Communications, LLC (“Communications”), a wholly owned subsidiary and the only operating asset of Van Wagner Twelve Holdings, LLC (“Holdings”). The Business develops, markets, and maintains sign structures, wall signs, telephone kiosks, bus wraps and other media types and structures for the purposes of advertising throughout the United States of America (“U.S.”).

2) BASIS OF PRESENTATION AND USE OF ESTIMATES

These condensed combined financial statements were prepared on a stand-alone basis derived from the consolidated financial statements and accounting records of Communications. These statements reflect the condensed combined historical results of operations, financial position and cash flows of Outdoor Advertising in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). For ease of reference, these condensed combined financial statements are collectively referred to as those of Outdoor Advertising.

For the periods presented, the entities that are part of Outdoor Advertising were each separate direct or indirect wholly owned subsidiaries of Communications. These financial statements are presented as if such businesses had been combined for the period presented. All intercompany transactions and accounts within Outdoor Advertising have been eliminated. The assets and liabilities in the condensed combined financial statements have been reflected on a historical cost basis. The condensed combined statement of operations includes allocations for certain support functions that are provided on a centralized basis by Communications currently for all of the businesses, including those not included in these financial statements (collectively, the “Non-Outdoor Businesses”). These include expenses not recorded at the business unit level, such as expenses related to finance, human resources, information technology, facilities, and legal, among others. These expenses have been allocated to Outdoor Advertising on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of combined revenues and headcount. In addition, the Outdoor Advertising income tax provision and related tax accounts are presented as if these amounts were calculated on a separate tax return basis. Management believes the assumptions underlying the condensed combined financial statements, including the assumptions regarding allocating the general corporate expenses between Outdoor Advertising and the Non-Outdoor Businesses, are reasonable. Nevertheless, the condensed combined financial statements may not include all of the actual expenses that would have been incurred by Outdoor Advertising and may not reflect the combined results of operations, financial position and cash flows had the Business been a stand-alone entity during the periods presented. Actual costs that would have been incurred if Outdoor Advertising had been a stand-alone entity would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

Cash for most of Communications’ businesses is currently managed centrally under cash pooling arrangements. Pursuant to these arrangements, most of the cash received by the Non-Outdoor Businesses is deposited directly with Outdoor Advertising and any daily cash flow needs of the Non-Outdoor Businesses are funded by Outdoor Advertising. Therefore, this cash is included in these condensed combined financial statements. Where entities do not participate in the cash pooling arrangements, they maintain separate bank accounts for receipts and disbursements.

Similarly, most of Communications’ current external borrowing requirements are met through a Senior Secured Credit Facility (See Note 7). Borrowings under this facility are used to fund the entire portfolio of businesses of Communications. All of such debt and related interest expense has been attributed to and presented in the condensed combined financial statements of Outdoor Advertising, as Outdoor Advertising is the primary obligor of the debt.

OUTDOOR ADVERTISING

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

The preparation of condensed combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed combined financial statements and the reported amounts of revenues and expenses during the reporting period. Generally, matters subject to estimation and judgment include the valuation of assets and liabilities acquired in business combinations and asset acquisitions, allowance for doubtful accounts, asset impairments, useful lives of intangible and fixed assets, deferred tax asset valuation allowances and asset retirement obligations. Actual results could differ from those estimates.

The accompanying condensed combined financial statements of the Business as of June 30, 2014 and for the six month periods ended June 31, 2014 and 2013 are unaudited and, in management’s opinion, reflect all adjustments, consisting of normal and recurring adjustments, necessary for a fair statement of the financial position, results of operations and cash flows for the periods presented. These condensed combined financial statements should be read in conjunction with the more detailed combined financial statements and notes thereto, included in the audited combined financial statements for the year ended December 31, 2013 issued on June 19, 2014.

3) RECENTLY ISSUED ACCOUNTING STANDARDS

In April 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update 2014-08 Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (“Update 2014-08”). Update 2014-08 changes the requirements, including additional disclosures, for reporting discontinued operations. Under Update 2014-08, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. Update 2014-08 is effective for the Business for annual reporting periods beginning on or after December 15, 2014. Early adoption is permitted, but only for disposals that have not been reported in financial statements previously issued or available for issuance. The Business is in the process of evaluating the impact Update 2014-08 will have on its condensed combined financial statements.

In May 2014, the FASB issued Accounting Standard Update 2014-09 Revenue from Contracts with Customers (“Update 2014-09 “). Under Update 2014-09, all companies are required to use a new five-step model to recognize revenue from customer contracts. Update 2014-09 is effective for the Business for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. The Business may elect to apply Update 2014-09 earlier if certain criteria are met. The Business is in the process of evaluating the impact Update 2014-09 will have on its condensed combined financial statements.

OUTDOOR ADVERTISING

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

4) PROPERTY, PLANT AND EQUIPMENT

The table below presents the balance of major classes of assets and accumulated depreciation.

	June 30, 2014	December 31, 2013
Land	$976,613	$976,613
Leasehold Improvements	10,486,163	10,392,484
Outdoor and indoor equipment	71,578,208	66,831,130
Office fixtures and equipment	8,144,777	7,747,642
Vehicles	3,397,141	3,007,727

	94,582,902	88,955,596
Less: Accumulated depreciation	60,145,773	55,638,261

	$34,437,129	$33,317,335

Depreciation expense was $4,344,950 and $4,062,871 for the six months ending June 30, 2014 and 2013, respectively.

5) INTANGIBLE ASSETS

Intangible assets, other than goodwill, consist of the following:

	June 30, 2014	December 31, 2013
Gross carrying amount
Customer contracts	$2,474,080	$2,474,080
Leased location contracts	64,825,511	64,817,011
Customer relationships	1,957,581	1,957,581
Noncompete agreements	2,575,610	2,575,610
Leasehold rights	15,517,747	15,517,747
Kiosk advertising and permit rights	7,705,341	7,705,341
Other	200,000	200,000

	95,255,870	95,247,370

Accumulated amortization
Customer contracts	2,266,948	2,209,099
Leased location contracts	21,087,506	18,762,034
Customer relationships	1,957,579	1,957,579
Noncompete agreements	2,526,086	2,524,300
Leasehold rights	8,876,829	7,058,980
Kiosk advertising and permit rights	6,790,751	5,985,353
Other	65,464	45,322

	43,571,163	38,542,667

Total intangibles, net	$51,684,707	$56,704,703

Amortization expense was $5,028,496 and $4,699,210 for the six months ending June 30, 2014 and 2013, respectively.

OUTDOOR ADVERTISING

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

6) INCOME TAXES

The Business has deferred income tax (expense) benefit of ($24,784) and $196,903 for the six month periods ended June 30, 2014 and 2013, respectively.

Deferred income tax balances are as follows:

	June 30, 2014	December 31, 2013
Deferred tax assets
Net operating loss carryforwards	$1,413,135	$1,477,105
Temporary differences	941,988	911,133

Deferred tax assets, net	2,355,123	2,388,238
Deferred tax liabilities
Temporary differences	(30,548)	(38,879)

Deferred tax assets, net	$2,324,575	$2,349,359

Deferred tax assets primarily relate to basis differences on property, plant and equipment, deferred rent and net operating loss (“NOL”) carryforwards generated by the Business for the New York City UBT. The total amount of NOL carryforwards related to UBT at June 30, 2014 and December 31, 2013 is approximately $32,000,000 and $31,000,000, respectively, which expire between 2024 and 2034. The deferred tax liabilities primarily relates to basis differences in intangible assets.

7) DEBT

Senior Secured Credit Facility

During 2012, the Business entered into a $250,000,000 Credit Agreement (the “Senior Secured Credit Facility”) to refinance outstanding debt under the prior facility, fund distributions to Holdings to redeem outstanding indebtedness of Holdings, fund acquisitions and provide working capital. The Senior Secured Credit Facility is guaranteed by Holdings and all of its direct and indirect subsidiaries and is collateralized by existing and after-acquired personal property and real property of Communications, including Holdings’ interest in Communications and Communications’ interests in its subsidiaries, which includes the Business.

The Senior Secured Credit Facility was comprised of the following facilities: a $225,000,000 Term Loan (“Term B Loan”) and a $25,000,000 Revolving Credit Facility (“Revolver”). The Revolver contains a separate sublimit of $10,000,000 for letters of credits. Any outstanding letters of credit reduce, on a dollar-for-dollar basis, the amount of borrowing capacity under the Revolver. The Term B Loan has a final maturity date of August 3, 2018 and the Revolver commitments expire on August 3, 2017.

On August 6, 2013, the Business amended the Senior Secured Credit Facility principally to provide for a new tranche of term loans which replaced all prior term loans and included new term loans in a principal amount of $5,000,000; increase the letter of credit sublimit to $12,500,000; and reduce the interest rates on the facility. In connection with the amendment, the Business recognized expenses of $631,068. Following the amendment, the Business had outstanding aggregate term loan borrowings of $227,750,000, the entire balance of which will hereinafter be referred to as the Term B Loan. The maturity dates for the credit facility were not amended.

OUTDOOR ADVERTISING

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

As of June 30, 2014 and December 31, 2013, there were $0 and $2,000,000 in borrowings outstanding under the Revolver, respectively, and $5,897,231 and $5,959,788, respectively, in letters of credit outstanding. The letters of credit are generally used in lieu of security deposits for municipal authorities and landlords under license and lease agreements.

The long-term debt outstanding balance is as follows:

	June 30, 2014	December 31, 2013
Term B Loan principal balance	$222,887,920	$225,472,500
Less: Unamortized discount	(2,377,038)	(2,680,231)

	220,510,882	222,792,269
Less: Current portion	(4,247,920)	(4,555,000)

	$216,262,962	$218,237,269

Revolver	—	2,000,000

Total long-term debt	$216,262,962	$220,237,269

The Term B Loan requires quarterly principal payments of $1,138,750, which commenced March 31, 2014. The Senior Secured Credit Facility also provides for a mandatory excess cash flow payment equal to 0%, 25%, 50% or 75% of annual excess cash flow, as defined, with the exact percentage dependent on leverage ratios. Any payments are to be made in the year following that for which the excess cash flow payment is calculated and applied to remaining installments of the principal balance of the Term B Loan, in order of maturity. The Business determined that an excess cash flow payment of $1,445,830 was due for the year ended December 31, 2013 and paid this amount in April 2014.

The Senior Secured Credit Facility contains covenants that require Communications to maintain a Consolidated Senior Leverage Ratio, as defined, at or below 6.5x and restrict the ability of Communications to borrow additional amounts if such borrowings would cause the Consolidated Senior Leverage Ratio to exceed that level or cause the Consolidated Total Leverage Ratio, as defined, to exceed 6.75x. At June 30, 2014 and December 31, 2013, Communications’ Consolidated Senior Leverage Ratio was 5.86x and 5.75x, respectively, and Consolidated Total Leverage Ratio was 5.97x and 5.86x, respectively. In addition, there are covenants that restrict, among other things, the ability of the Business to dispose of assets, create liens, make investments, and pay dividends or make other restricted payments. Communications was in compliance with its financial covenants at June 30, 2014 and December 31, 2013.

Interest Rate Swap Agreements

The Business uses variable rate debt to finance its operations. The debt obligations expose the Business to variability in interest payments due to changes in interest rates. The Business believes that it is prudent to limit the variability of its interest payments. To meet this objective, the Business has in the past entered into interest rate swap agreements to manage fluctuations in cash flows resulting from interest rate risk. These swap agreements converted a portion of variable-rate cash flow exposure on the debt obligations to fixed cash flows.

By using derivative financial instruments to hedge exposures to changes in interest rates, the Business exposes itself to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the interest rate swap agreement. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with the interest rate swap agreement is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

OUTDOOR ADVERTISING

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

The Business assesses interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposure that may adversely impact expected future cash flows and by evaluating hedging opportunities.

During 2012, the Business entered into a new interest rate swap agreement to pay a fixed rate of interest of 1.468% plus the applicable LIBOR margin (6.468% at June 30, 2014 and December 31, 2013, respectively) on a total notional value of $125,000,000, which expires on September 30, 2016. This agreement had a fair value liability position of $250,877 and $34,302 at June 30, 2014 and December 31, 2013, respectively, which is included in accrued expenses.

The Business has not contemporaneously assessed the effectiveness of its swap agreements. Accordingly, the increase in the fair value of the liability under the swap agreement of $216,845 for the six months ended June 30, 2014 was reflected as an increase to interest expense and the increase in the fair value of the asset of $733,454 for the six months ended June 30, 2013 was reflected as a decrease to interest expense.

Other Debt

The Business has other debt outstanding of $1,684,550 and $2,124,131 at June 30, 2014 and December 31, 2013, respectively. The current portion of the debt was $571,671 and $555,140 at June 30, 2014 and December 31, 2013, respectively. The debt consists primarily of subordinated debt and other obligations issued or assumed in connection with acquisitions. Such obligations have interest rates ranging up to 6% per annum.

8) FAIR VALUE OF FINANCIAL INSTRUMENTS

At June 30, 2014 and December 31, 2013, the Business’s financial instruments included cash and cash equivalents, accounts receivable, accounts payable and debt. The fair value of cash and cash equivalents, accounts receivable, accounts payable and short-term debt and notes payable approximate their carrying values because of the short-term nature of these instruments.

The FASB established a fair value hierarchy, consisting of three broad levels, that prioritizes the inputs for valuation techniques used to measure fair value. Level 1 inputs consist of observable inputs, such as quoted prices in active markets for identical assets and liabilities. Level 2 inputs are inputs, observable either directly or indirectly, other than quoted prices in active markets included in Level 1. Level 3 inputs have the lowest priority, are generally less observable from objective sources and require the reporting entity to develop its own assumptions. The Term B Loan is traded in the secondary market for syndicated loans, although the debt trades infrequently and is highly illiquid. The fair value of the Business’s Senior Secured Credit Facility outstanding debt balance, for which management uses only Level 2 inputs to measure, is based on quotes obtained through major financial institutions. The fair value of the Term B Loan was approximately $224.6 million and $228.3 million as of June 30, 2014 and December 31, 2013, respectively.

Fair value information with respect to the Business’s Revolver, other long-term debt and other long-term liabilities are not presented as such balances approximate their carrying values at June 30, 2014 and December 31, 2013.

OUTDOOR ADVERTISING

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

9) EQUITY-BASED COMPENSATION

The Business awards Class B interests in Holdings to employees as incentive awards. Under the Holdings’ limited liability company agreement as amended and restated (the “Limited Liability Company Agreement”), the Class B members do not have the right to vote or grant consents with respect to any matters, and, upon the occurrence of certain events, Class B members may put their interests to Holdings and Holdings may call the Class B members’ interest. The Class B interests have an embedded put option and an embedded call option. The put option is triggered by one of the following events: death of the Class B member, termination of employment of the Class B member other than for cause (as defined), or failure to renew the employment contract of the Class B member (except under certain circumstances). Upon the occurrence of the put event, the Class B member (or the Class B interest holder if the interest had been transferred) has 90 days to cause Holdings to purchase all of his Class B interests. Under the Limited Liability Company Agreement, such obligations to Class B members can be satisfied by Holdings by issuing unsecured notes to the Class B members payable interest-only for ten years or, upon mutual agreement of Holdings and the member, instruments with alternative deferred payment terms. Based on the characteristics of the awards, including the repurchase features, they have been classified as a liability of the Business.

At June 30, 2014 and December 31, 2013, the Business had a liability for such awards of $4,109,580 and $1,958,042, respectively, included in other long term liabilities, representing the appreciation in value of 84,116 and 86,485, respectively, Class B interests in Holdings since their date of issuance. The increase in compensation expense of $2,124,393 and $465,369 for the six months ended June 30, 2014 and 2013, respectively, was recorded in selling, general and administrative expense for changes in the formula value of the Class B interests in Holdings held during the period.

Effective February 19, 2014, in connection with the termination of an employee of the Business who was also a Class B interest unitholder, 2,369 units held by such employee were repurchased at the formula value of $120,674 by Holdings and cancelled.

Effective May 28, 2013, in connection with the termination of an employee of the Non-Outdoor Businesses who was also a Class B interest unitholder, 4,032 units held by such employee were purchased at the formula value of $280,734 by two employees of the Business, who were also existing interest unitholders. The Business recognized a liability with respect to such units in the amount of their formula value.

10) MULTIEMPLOYER PENSION AND POSTRETIREMENT BENEFIT PLANS

The Business contributes to three multiemployer defined benefit pension plans under the terms of collective-bargaining agreements that cover its union-represented employees: National Electric Benefit Fund (“NEBF”), International Painters and Allied Trades Industry Pension Fund (“IUPAT”) and Sheet Metal Workers’ National Pension Fund (“NPF”). The other employers participating in these multiemployer plans are primarily in the painters, sheet metal working and electrical trade industries. The risks of participating in multiemployer plans are different from single-employer plans, as assets contributed to the multiemployer plan by one employer may be used to provide benefits to employees of other participating employers and if a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers. Additionally, if the Business chooses to stop participating in some of its multiemployer plans it may be required to pay those plans a withdrawal liability based on the underfunded status of the plan. Management does not intend to take any such action that would subject the Business to such liability. Management has not received any communication of any changes in the three multiemployer defined benefit pension plans during the six months ended June 30, 2014 and 2013.

OUTDOOR ADVERTISING

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

Contributions to the NEBF plan were $126,630 and $98,848 for the six months ended June 30, 2014 and 2013, respectively.

Contributions to the IUPAT plan were $51,231 and $47,028 for the six months ended June 30, 2014 and 2013, respectively.

Contributions to the NPF plan were $155,578 and $198,059 for the six months ended June 30, 2014 and 2013, respectively.

11) RELATED-PARTY TRANSACTIONS

In the ordinary course of business, the Business enters into transactions with related parties to rent certain sign locations from entities that are controlled by affiliates. The Business also rents certain office space from an affiliate. Total related party rent expense was $710,584 and $626,028 for the six months ended June 30, 2014 and 2013, respectively. Additionally, the Business provides management services to related parties. Management fees earned from these related parties were immaterial for the periods presented.

Outdoor Advertising has an amount receivable from the Non-Outdoor Businesses on the condensed combined balance sheet of $2,052,846 at June 30, 2014 and December 31, 2013 for sign construction services provided by employees of the Business. No services were provided during the six months ended June 30, 2014 and 2013.

Historically, Communications provided services to and funded 100% of certain corporate expenses for all businesses, including the Non-Outdoor Businesses. These services relate to accounting and finance, human resources, information technology, facilities, and legal, among others. These condensed combined financial statements include the Outdoor Advertising share of corporate expenses which have been allocated to Outdoor Advertising on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of combined revenues or headcount. The allocated expenses are included in the condensed combined statement of operations in operating, selling, general and administrative, and depreciation and amortization expenses.

Management believes the assumptions underlying the condensed combined financial statements, including the assumptions regarding allocating expenses are reasonable.

The corporate allocations to the Business were $9.9 million and $9.0 million for the six months ending June 30, 2014 and 2013, respectively.

Intercompany transactions other than services provided in the normal course of business operations between Outdoor Advertising and Non-Outdoor Businesses are considered to be effectively settled for cash. The total net effect of the settlement of these intercompany transactions is reflected in the condensed combined statement of cash flows as a financing activity and in the condensed combined balance sheet as invested equity. The net change in invested equity of Outdoor Advertising for the six months ended June 30, 2014 and 2013 of $4,086,567 and ($614,286), respectively, primarily relate to cash pooling and general financing activities.

OUTDOOR ADVERTISING

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

12) COMMITMENTS AND CONTINGENCIES

Operating Leases and License Agreements

The Business is obligated under various operating lease agreements for office space, office equipment and automobiles, which expire at various dates through 2022. Rent expense under these leases amounted to $1,597,076 and $1,531,510 for the six months ended June 30, 2014 and 2013, respectively. Rent expense is recorded on a straight-line basis.

Additionally, the Business is obligated under operating leases and license agreements for certain sign locations. Such space is leased or licensed by the Business for advertising purposes under leases or licenses that expire at various dates. Rent expense under such leases and licenses is recorded on a straight-line basis and was $49,639,389 and $46,157,614 for the six months ended June 30, 2014 and 2013, respectively. Rent expense includes both guaranteed minimum payments and contingent rents based on advertising revenues from certain properties.

The Business has agreements with municipalities and public authorities which entitle it to operate advertising displays within their jurisdictions on the exteriors of benches, transit shelters, street kiosks, buses, transit overpasses and other structures. Under most of these franchise agreements, the franchisor is entitled to receive the greater of a percentage of the relevant revenues, net of agency fees, or a specified guaranteed minimum annual payment.

Commercial Rent Tax

On June 10, 2014, as part of an audit of the Business’s payment of New York City commercial rent tax, the City of New York (the “City”) presented the Business with preliminary workpapers indicating a proposed adjustment of approximately $9.6 million related to the Business’s commercial rent tax liability for the period from June 1, 2002 to May 31, 2013. The proposed adjustment amount includes proposed taxes, calculated based on commercial rent paid, as well as interest and penalties. Management strongly disagrees with the City’s preliminary calculations and supporting documentation and intends to vigorously defend its position. The Business submitted its response to the City on July 9, 2014.

Given the preliminary nature of this matter, management cannot yet determine an amount or range of potential liability, if any, that might result. Moreover, even if the Business owes additional commercial rent tax during the period, under applicable law, the Business may take a deduction from any taxes owed for subtenant rent received from its advertisers. If the Business elects to take such deduction, management believes that such deduction would offset the full amount of any taxes owed.

Litigation

The Business is subject to claims and litigation in the normal course of its business for which management does not believe the outcome will have a material adverse effect upon its financial position, results of operations or cash flows.

On April 13, 2011, the City of Los Angeles (“Los Angeles”), on behalf of itself and the People of the State of California initiated a lawsuit in the Superior Court of California against the Business and owners of certain properties on which the Business installed advertisements in Los Angeles. The suit alleged, among other things, that the Business violated certain state and local laws prohibiting such advertising signs. The suit sought

OUTDOOR ADVERTISING

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

injunctive relief and monetary relief relating to the installation and display of supergraphic advertisements by the Business at 15 locations in Los Angeles primarily during the period 2008 to 2010. The Business operated at these advertising locations during this period subject to a stipulation it entered into with Los Angeles in October 2008, which was approved by the United States District Court for the Central District of California. The Business voluntarily removed the signs in the program, including those advertisements that are covered by the suit, in May 2010, even though it believed that it had the right at that time to continue to operate them under the Court-approved stipulation.

The Business filed an Answer to Los Angeles’ claims, denying liability. In addition, on January 13, 2012, the Business filed cross-claims against Los Angeles, seeking injunctive relief and monetary damages arising from Los Angeles’ Ordinance banning off-site signs and modifications thereto and its disparate treatment of the Business under the Ordinance.

In June 2013, the Business and Los Angeles entered into a settlement agreement resolving their claims against one another whereby the Business paid $385,000 to Los Angeles. This amount has been included in operating expenses in the condensed combined statement of operations for the six months ended June 30, 2013. Thereafter, Los Angeles dismissed its claims against the Business with prejudice, and the Business dismissed its cross-claims against Los Angeles with prejudice.

13) SUBSEQUENT EVENTS

Effective July 20, 2014, Holdings entered into an agreement to sell its right, title and interest in and all of the membership interests of the Business to CBS Outdoor Americas Inc. and CBS Outdoor LLC for $690 million. Prior to the closing of this transaction, the Business will spin-off by way of distribution, or otherwise, the assets of the Business that do not primarily relate to the outdoor media and advertising business of Communications, including assets that relate to the general administrative and operational functions of the Business.

Management has evaluated all other events and transactions that occurred after June 30, 2014 through September 12, 2014, the date the condensed combined financial statements were available to be issued, and has determined that all material subsequent events or transactions that would require disclosure have been included in the condensed combined financial statements.